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                                                                  Exhibit 1(A)

Minutes of the Regular Meeting of the Board of Directors, November 5, 1969

The following resolution was presented and on motion duly made and seconded was unanimously adopted:


RESOLVED, That this Company establish a separate account as provided by Article XIV- 1/2 of the Illinois Insurance Code, to be known as "Franklin Life Variable Annuity Fund A" to which shall be allocated any amounts paid to this Company which are to be applied to such account under the terms of such policies as shall be designated as allocated to such account by resolution of the Board of Directors.

FURTHER RESOLVED, That there shall be a Board of Managers of Franklin Life Variable Annuity Fund A (the "Fund") initially designated by the President of the Company, and thereafter elected as provided in the Rules and Regulations of the Fund, which Board shall have such powers as are specified in the Rules and Regulations of the Fund, consistent with the laws of Illinois and other applicable laws.

FURTHER RESOLVED, That the Rules and Regulations of the Fund may be made and amended, subject to applicable law, by its Board of Managers and may provide for beneficial owners of policies or contracts in respect of which payments are allocated to the Fund special voting rights and procedures relating to investment policy, investment advisory services and selection of certified public accountants in relation to the administration of the assets of the Fund, and may regulate such other matters as shall be appropriate or necessary to the administration of the Fund or necessary or appropriate to comply with any applicable Federal and State legislation.

FURTHER RESOLVED, That there initially shall be a Board of Managers of the Fund of five members, but such number shall thereafter be regulated by the Rules and Regulations of the Fund.

FURTHER RESOLVED, That the President of the Company is hereby authorized to appoint initially a Chairman of the Board of Managers and a Secretary of the Board of Managers of the Fund.

FURTHER RESOLVED, That the payments received with respect to the variable annuity contract forms numbered 1170, 1171, 1172, 1173 and 1174 presented to the meeting with such changes as the officers of the Company shall make therein to the extent such payments are provided in contracts made on such forms to be allocated to the Fund, shall be allocated to the Fund.

FURTHER RESOLVED, That the proper officers of the Company be and they hereby are empowered and directed to make any and all necessary applications to the Illinois Insurance Department for the approval of the creation of the Fund and of the forms of variable annuity contracts referred to in the preceding resolutions.


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FURTHER RESOLVED, That the Fund be registered with the Securities and Exchange
Commission under the Investment Company Act of 1940 and that the proper officers of the Company be and they hereby are authorized and empowered to do any and all actions necessary to cause the preparation and the filing by the Fund, and if appropriate, to join with the Fund in filing a notice of registration under the Investment Company Act of 1940, a registration statement thereunder, an application or applications for any and all orders of exemption deemed necessary or appropriate under that Act, and any other paper, document, report or instrument, including amendments to the foregoing instruments, necessary or appropriate to be filed under that Act.


FURTHER RESOLVED, That the appropriate officers of the Company, with the assistance of its accountants and counsel be and they each hereby are authorized to prepare, execute, and file, and to assist the Fund in preparing, executing and filing, with the Securities and Exchange Commission a registration statement on Form S-5, or other appropriate form, including the prospectus and any and all exhibits and other documents relating thereto, for registration under the Securities Act of 1933, to the extent necessary, of the variable annuity contracts to be issued and allocated to the Fund, in such dollar amount as shall be determined by the President of the Company, and to prepare, execute and file any and all amendments to such registration statement, all in such form as the officers executing the same, on the advice of counsel, may deem necessary or appropriate, and to take any and all other actions as may be necessary or appropriate to obtain the effectiveness of the said registration statement under the Securities Act of 1933.

FURTHER RESOLVED, That Frederick H. Stone, Senior Vice President and General Counsel of the Company, be and he hereby is appointed and designated as the person duly authorized to receive service of process, communications and notices from the Securities and Exchange Commission with respect to the registration statement.

FURTHER RESOLVED, That each officer and director who may be required to execute said registration statement or any amendment thereof (whether on behalf of the Company or as an officer or director thereof or by attesting the seal of this Company or otherwise) be, and hereby is, authorized to execute a power of attorney appointing Frederick H. Stone, G. Duane Vieth, or Dennis G. Lyons, and each of them, severally, as his true and lawful attorneys and agents, to execute in his name, place and stead (and in any such capacity), said registration statement and any and all instruments necessary and appropriate in connection therewith, to attest the seal of this Company thereon, and to file the same with the Securities and Exchange Commission, or with any other authority, each of the said attorneys and agents to have power to act with or without the other, and to have full power and authority to do and perform in the name and on behalf of each of the said officers and directors, or both, as the case may be, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any such officer or director might or could do in person.

FURTHER RESOLVED, That the proper officers of this Company be, and each of them hereby is, authorized and directed in the name of and on behalf of this Company to take such action as any of said officers in his discretion deems necessary or appropriate in connection with the offer and sale of this Company's variable annuities to have this corporation qualified or registered as a dealer in securities under the "blue sky" or securities laws of any of the states of the United States of America, the District of


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Columbia, Puerto Rico, and the Virgin Islands, or under any of the insurance or insurance securities laws thereof, and in that connection to execute, acknowledge, verify, deliver, file or cause to be published any applications, reports, covenants, consents, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws and to take any and all further action which they may deem necessary or advisable in order to maintain any such registration or qualification for as long as they deem advisable.

FURTHER RESOLVED, That the proper officers of this Company be, and they hereby are, authorized in the name and on behalf of this Company, to take any and all action which they may deem necessary or advisable in order to effect the registration or qualification (or exemption therefrom) of the Company's variable annuities for issue, offer, or sale under the "blue sky" or securities laws, the insurance securities laws, or the insurance laws of any of the states of the United States of America, the District of Columbia, Puerto Rico, or the Virgin Islands, and in connection therewith to execute, acknowledge, verify, deliver, file or cause to be published any applications, reports, issuer's covenants, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, and to take any and all further action which they may deem necessary or advisable in order to maintain any such registration or qualification for as long as they deem necessary or as required by law.

FURTHER RESOLVED, That the appropriate officers of the Company be and they hereby are empowered and directed to take any and all actions necessary for the registration and qualification of the Company as a broker-dealer in securities, in connection with its distribution of variable annuity contracts, under the Securities Exchange Act of 1934 and all other applicable Federal laws, and in this connection, to file any and all registration statements, forms, documents, consents, reports or other papers which shall be deemed necessary or appropriate.